--------------------------------------------------------------------------------

                                CREDIT AGREEMENT


                                      Among


                               MATLACK (DE), INC.,
                                 MATLACK, INC.,
                     SAFEWAY CHEMICAL TRANSPORTATION, INC.,
                            BRITE-SOL SERVICES, INC.,
                             MATLACK LEASING, INC.,
                               SUPER SERVICE, INC.


                                       and


                    Certain Banking Institutions Named Herein


                                      with


                            FIRST UNION NATIONAL BANK

                                    As Agent


                                      dated

                                 August 19, 1998

--------------------------------------------------------------------------------

                                Table of Contents

1. Certain Definitions................................................................ 1
    1.1.  Definitions................................................................. 1
    1.2.  Accounting Terms............................................................12

2. The Credit.........................................................................13
    2.1.  The Loans...................................................................13
         (a)  Revolving Credit Loans..................................................13
         (b)  Term Loans..............................................................13
         (c)  Short Term Advances.....................................................13
         (d)  Limit for Matlack Leasing, Inc..........................................14
         (e)  Interest Rate Options...................................................14
         (f)  Maximum Loans Outstanding...............................................14
         (g)  Minimum Loan Amount.....................................................15
         (h)  Prepayment and Reborrowing..............................................15
         (i)  Extensions of the Revolver Termination Date.............................15
         (j)  Loan Commitment Percentages.............................................15
         (k)  Several Obligations.....................................................15
         (l)  Payment of Additional Amount............................................15
    2.2.  Standby Letters of Credit...................................................16
    2.3.  The Notes...................................................................17
         (a)  Revolving Credit Notes..................................................17
         (b)  Term Notes..............................................................17
    2.4.  Funding Procedures..........................................................17
         (a)  Request for Advance.....................................................17
         (b)  Actions by Agent........................................................18
         (c)  Availability of Funds...................................................18
         (d)  Funding Assumptions.....................................................18
         (e)  Proceeds of Loan Being Repaid...........................................18
    2.5.  Interest....................................................................18
         (a)  Base Rate Loans.........................................................18
         (b)  LIBO Rate Loans.........................................................19
         (c)  Conversion to Base Rate.................................................19
         (d)  Renewals and Conversions................................................19
         (e)  Interim Payments At Base Rate...........................................19
         (f)  Reinstatements..........................................................19
    2.6. Fees.........................................................................20
         (a)  Closing Fee.............................................................20
         (b)  Unused Commitment Fee...................................................20
    2.7.  Reduction or Termination of Loan Commitments................................20
         (a)  Voluntary...............................................................20
         (b)  Loan Commitment Termination.............................................20

    2.8.  Voluntary Prepayments.......................................................20
         (a)  Base Rate Loans.........................................................20
         (b)  LIBO Rate Loans.........................................................21
    2.9. Payments.....................................................................21
         (a)  Accrued Interest........................................................21
         (b)  Form of Payments, Application of Payments, Payment Administration, Etc. 21
         (c)  Demand Deposit Account..................................................21
         (d)  Net Payments............................................................22
    2.10.  Change in Circumstances, Yield Protection..................................22
         (a) Certain Regulatory Changes...............................................22
         (b)  Capital Adequacy........................................................22
         (c)  Ability to Determine LIBO Rate..........................................22
         (d)  Yield Protection........................................................23
         (e)  Notice of Events........................................................23
    2.11.  Illegality.................................................................23
    2.12.  Discretion of each Bank as to Manner of Funding............................23

3. Representations and Warranties.....................................................24
    3.1. Corporate Existence and Power................................................24
    3.2.  Corporate Authorization; No Contravention...................................24
    3.3.  Governmental Authorization..................................................24
    3.4.  Binding Effect..............................................................24
    3.5.  Litigation..................................................................25
    3.6.  No Default..................................................................25
    3.7.  ERISA Compliance............................................................25
    3.8.  Use of Proceeds; Margin Regulations.........................................25
    3.9.  Title to Properties.........................................................25
    3.10.  Taxes......................................................................25
    3.11.  Financial Condition........................................................26
    3.12.  Environmental Matters......................................................26
    3.13.  Regulated Entities.........................................................26
    3.14.  No Burdensome Restrictions.................................................26
    3.15.  Subsidiaries...............................................................26
    3.16.  Insurance..................................................................26
    3.17.  Solvency...................................................................27
    3.18.  Borrowing Base Availability................................................27
    3.19.  Permits, Licenses, Etc.....................................................27
    3.20.  Year 2000 Problem..........................................................27
    3.21.  Disclosure Generally.......................................................27

4. Conditions Precedent...............................................................27
    4.1.  All Loans...................................................................27
         (a)  Request For Advance.....................................................27
         (b)  Borrowing Base Certificate..............................................27
         (c)  Covenants; Representations..............................................27
         (d)  Defaults................................................................27
         (e)  Material Adverse Effect.................................................28
    4.2.  Conditions to First Loan....................................................28
         (a)  Articles, Bylaws........................................................28
         (b)  Evidence of Authorization...............................................28
         (c)  Legal Opinions..........................................................28
         (d)  Incumbency..............................................................28
         (e)  Revolving Credit Notes..................................................28
         (f)  Documents...............................................................28
         (g)  Other Agreements........................................................28
         (h)  Fees, Expenses..........................................................28

5. Affirmative Covenants..............................................................29
    5.1.  Financial Statements and Reports............................................29
         (a)  Annual Statements.......................................................29
         (b)  Quarterly Statements....................................................29
    5.2.  Certificates; Other Information.............................................29
         (a)  Compliance Certificate..................................................29
         (b)  Borrowing Base Certificate..............................................29
         (c)  ERISA...................................................................29
         (d)  Material Changes........................................................30
         (e)  Subsidiaries............................................................30
         (f)  Other Information.......................................................30
    5.3. Corporate Existence..........................................................30
    5.4. ERISA........................................................................30
    5.5. Environmental Laws...........................................................30
    5.6. Compliance with Regulations..................................................30
    5.7. Compliance with Laws.........................................................30
    5.8. Maintenance of Properties....................................................30
    5.9. Maintenance of Insurance.....................................................30
    5.10. Payment of Debt; Payment of Taxes, Etc......................................31
    5.11. Notice of Events............................................................31
    5.12. Inspection Rights...........................................................32
    5.13. Compliance with Material Contracts..........................................32
    5.14. Use of Proceeds.............................................................32
    5.15. Significant Subsidiaries....................................................32
    5.16. Year 2000 Program...........................................................32
    5.17. Further Assurances..........................................................33

6. Negative Covenants.................................................................33
    6.1. Consolidation and Merger.....................................................33
    6.2.  Liens.......................................................................34
    6.3.  Guarantees, Loans or Advances...............................................34
    6.4.  Acquisitions and Investments................................................34
    6.5.  Restricted Payments.........................................................34
    6.6.  Margin Stock................................................................35
    6.7.  Change in Business..........................................................35
    6.8.  Accounting Change...........................................................35
    6.9.  Transactions with Affiliates................................................35
    6.10.  Restriction on Amendment of this Agreement.................................35
    6.11.  Negative, Negative Pledge Agreements.......................................35

7. Financial Covenants................................................................35
    7.1.  Minimum Tangible Net Worth..................................................35
    7.2.  Fixed Charge Coverage Ratio.................................................35
    7.3.  Leverage Ratio..............................................................35
    7.4.  Borrowing Base..............................................................36

8. Default............................................................................36
    8.1.  Events of Default...........................................................36
         (a)  Payments................................................................36
         (b)  Covenants...............................................................36
         (c)  Representations, Warranties.............................................36
         (d)  Bankruptcy..............................................................36
         (e)  ERISA...................................................................36
         (f)  Certain Other Defaults..................................................37
         (g)  Judgments...............................................................37
         (h)  Change in Control.......................................................37
         (i)  Material Adverse Effect.................................................37

9. Collateral.........................................................................37
    9.1.   Collateral & Security Agreement............................................37
    9.2.   Conditions Subsequent......................................................38

10. Agent.............................................................................38
    10.1.  Appointment and Authorization..............................................38
    10.2.  Duties and Obligations.....................................................39
    10.3.  First Union as a Bank......................................................39
    10.4.  Independent Credit Decisions...............................................39
    10.5.  Indemnification............................................................40
    10.6.  Successor Agent............................................................40
    10.7.  Allocations Made By First Union............................................40

11. Miscellaneous.....................................................................40
    11.1   Modifications and Waivers..................................................40
    11.2.  Waiver.....................................................................41
    11.3.  Governing Law..............................................................41
    11.4.  Participations and Assignments.............................................41
    11.5.  Captions...................................................................42
    11.6.  Notices....................................................................42
    11.7.  Sharing of Collections, Proceeds and Set-Offs: Application of Payments.....42
    11.8.  Expenses; Indemnification..................................................43
    11.9.  Survival of Warranties and Certain Agreements..............................43
    11.10. Severability...............................................................44
    11.11. Banks' Obligations Several; Independent Nature of Banks' Rights............44
    11.12. No Fiduciary Relationship..................................................44
    11.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.............................44
    11.14. WAIVER OF JURY TRIAL.......................................................44
    11.15. Counterparts; Effectiveness................................................45
    11.16. Use of Defined Terms.......................................................45
    11.17. Offsets....................................................................45
    11.18. Entire Agreement...........................................................45

-----------------------------------------------

EXHIBIT A         LIST OF BANKS AND COMMITMENTS
EXHIBIT B         REVOLVING CREDIT NOTE
EXHIBIT C         TERM NOTE
EXHIBIT D         BORROWING BASE CERTIFICATE
EXHIBIT E         SECURITY AGREEMENT
EXHIBIT F         COMPLIANCE CERTIFICATE

SCHEDULE 1        MISCELLANEOUS INFORMATION

                                Credit Agreement


     This Credit Agreement, dated August 19, 1998 (the "Agreement"), is entered into between and among MATLACK (DE), INC. (the "Company"), MATLACK, INC. ("MI"), SAFEWAY CHEMICAL TRANSPORTATION, INC. ("SCT"), BRITE-SOL SERVICES, INC. ("BSS"), MATLACK LEASING, INC. ("MLI"), SUPER SERVICE, INC. ("SSI") (the Company, MI, SCT, BSS, MLI and SSI are each individually and collectively referred to as the "Borrowers"), jointly and severally, the banking institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to ss. 11.4 hereof (collectively the "Banks" and individually a "Bank") and FIRST UNION NATIONAL BANK, a national banking association, as agent for the Banks under this Agreement ("First Union", which shall mean in its capacity as agent unless specifically stated otherwise).

                              Preliminary Statement

     WHEREAS, Each of the Borrowers desire to have available to them a revolving credit facility for general working capital purposes.

     WHEREAS, the Banks are willing to establish such revolving credit facility and make loans to Borrowers under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                             1. Certain Definitions

                                1.1. Definitions.

     "Accounts" shall mean all accounts receivable of a Person, now owned and hereafter arising.

     "Adjusted LIBO Rate" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

                                              LIBO Rate
                   Adjusted LIBO Rate = ----------------------
                                        1 - Reserve Percentage

     "Affiliate" shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. Affiliate does not include Rollins Truck Leasing, Corp., Safety-Kleen Corp. or Dover Downs Entertainment, Inc.

     "Aggregate Loan Commitment" shall have the meaning set forth in ss 2.1(a).

     "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

     "Amortization and Depreciation Period" shall mean, with respect to Eligible Equipment Subject to Lease, a period not to exceed (a) twelve (12) years from the date of manufacture or rebuild with respect to tank trailers and containers, and (b) six (6) years from the date of manufacture or rebuild with respect to trucks.

     "Base Rate" shall mean (i) the rate of interest for commercial loans established and publicly announced by First Union from time to time as its prime rate, or, if higher, (ii) the Federal Funds Rate plus ss. of 1% per annum. Any change in such interest rate due to a change in the Base Rate shall be effective on the date of such change.

     "Base Rate Loan" shall mean a Loan, or any portion thereof, made at the Base Rate pursuant to a request for advance made under ss. 2.4 herein or as otherwise provided in ss. 2.5(a) or in any other provision hereof or in any other Loan Document.

     "Borrowing Base" shall mean, as of any date of determination thereof, an amount equal to the sum of (v) 90% of the Net Book Value of Eligible Revenue Equipment plus (x) 85% of Eligible Accounts Receivable plus (y) 90% of the depreciated book value of Eligible Equipment Subject to Lease minus
     (z) all unsecured indebtedness for monies borrowed other than monies borrowed pursuant to this Agreement.

     "Borrowing Base Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit D hereto which shall be signed by the chief financial officer or chief executive officer of the Company.

     "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia or San Francisco are authorized or required to close under the laws of the Commonwealth of Pennsylvania and, if the applicable day relates to a LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

     "Change of Control" shall mean (i) the replacement of a majority of the board of directors of Matlack Systems, Inc., any of the Borrowers or any Subsidiary ("Matlack") from the directors who constituted the board of directors on the Effective Date for any reason other than death, retirement or disability, and such replacement shall not have been approved by the board of directors of Matlack as constituted on the Effective Date (or as changed over time with the approval of the board of directors of Matlack),
     (ii) a Person or entity or group of Persons or entities acting in concert, other than the Rollins family, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchase or otherwise, have become the beneficial owner (within the meaning of Rule 13d.3 under the Securities Exchange Act of 1934, as amended) of securities of Matlack representing more than 50% of the voting stock of Matlack, or (iii) the Rollins family and related trusts cease to own at least 75% of its current hold position.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

     "Collateral" shall have the meaning set forth in ss. 9.1.

     "Compliance Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit F which shall be signed by the chief financial officer, treasurer or controller of the Company.

     "Consolidated Net Income" shall mean for any period, the consolidated net income of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

     "Consolidated Net Worth" shall mean, at any time, the total shareholder's equity, including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, of the Company and its consolidated Subsidiaries prepared in accordance with GAAP.

     "Consolidated Total Interest Expense" shall mean for any period the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" on a consolidated income statement of the Company and its Subsidiaries for such period.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Current Maturities" shall mean Indebtedness due within one year.

     "Default Rate" on any Loan shall mean two percent (2.0%) per annum above the rate then applicable to each Loan or portion thereof.

     "Dollars" shall mean the lawful currency of the United States of America.

     "EBITDA" shall mean with respect to the Company and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period and (d) Consolidated Total Interest Expense (including, without limitation, fees, commissions and other charges associated with standby letters of credit and other financing charges) paid or accrued during such period in accordance with GAAP.

     "Eligible Accounts Receivable" shall mean, at the time of any determination thereof, any Account of the Borrowers as to which each of the following requirements has been met to the satisfaction of the Banks: (a) the Borrowers have lawful and absolute title to such Account and such Account is, in the Borrowers' reasonable judgment, collectible in the ordinary course of business; (b) such Account is not subject to a bona fide dispute, setoff, counterclaim or other claim or defense on the part of any Person (including the account debtor of the Account) denying liability under such Account; (c) such Account is not subject to any Lien in favor of any Person except those Permitted Liens included in clauses (b), (c) and (g) of the definition of such term; (d) such Account is not outstanding more than 90 days past its original due date; and (e) the Account Debtor on such Account is not (i) an Affiliate of the Borrowers; or (ii) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency, or other proceeding analogous to those described in ss. 8.1(d) hereof.

     "Eligible Equipment" shall mean Vehicles which are owned by the Borrowers free and clear of all Liens, except for those Permitted Liens included in clauses (b), (c), (d) and (g) of the definition of such term

     "Eligible Equipment Subject to Lease" shall mean any Vehicle which is (a) subject to a Lease in Good Standing, (b) is free and clear of all Liens, except for any Lien granted under this Agreement, and (c) is in good working order and condition; provided, however, that (x) the Amortization and Depreciation Period for any such Vehicle does not exceed the applicable term described in the definition of Amortization and Depreciation Period in this Section 1.1, and (y) unless approved by the Required Banks, the depreciated book value of Eligible Equipment Subject to Lease which is leased to any one lessee or any group of related lessees shall not exceed $2,000,000 in the aggregate outstanding at any time.

     "Eligible Revenue Equipment" shall mean Eligible Equipment which is used by the Borrowers or any of them in the normal course of their or its business. Eligible Revenue Equipment shall not include Eligible Equipment Subject to Lease.

     "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

     "Equipment" shall mean Vehicles which are owned by the Borrowers free and clear of all Liens except Permitted Liens.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as any Borrower within the meaning of ss. 414(b) of the Code, or any trade or business which is under common control with any Borrower within the meaning of ss. 414(c) of the Code.

     "ERISA Event" shall mean (a) a Reportable Event; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to ss. 4063 of ERISA during a plan year in which it was a substantial employer (as defined in ss. 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under ss. 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under ss.ss. 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under ss. 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums, due but not delinquent under ss. 4007 of ERISA, upon the Borrowers or any ERISA Affiliate.

     "Event of Default" shall have the meaning set forth in ?0.

     "Federal Funds Rate" shall mean the daily rate of interest announced from time to time by the Board of Governors of the Federal Reserve System in publication H. 15 as the "Federal

     Funds Rate," or if such publication is unavailable, such rate as is available to First Union on such day.

     "Fiscal Quarter" shall mean a fiscal quarter of the Company, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" shall mean a fiscal year of the Company, which shall end on the last day of September.

     "Fixed Charge Coverage Ratio" shall mean the ratio of EBITDA plus Rental and Lease Expense to the sum of Consolidated Total Interest Expense, Rental and Lease Expense, Current Maturities and 20% of Obligations, determined on a rolling four quarter basis.

     "Future Lease Obligations" shall mean the aggregate minimum payments required under all operating leases with a commitment period of longer than 60 days, provided, however, that the aggregate minimum payments required under operating leases with a commitment period of 60 days or fewer shall be included to the extent such aggregate minimum payments exceed $250,000.

     "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws.

     "Indebtedness" shall mean (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety instruments;
     (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sales or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
     (g) above; (i) all contingent obligations of such Person with respect to letters of credit, and (j) all obligations under any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.


     "Intangible Assets" shall mean all assets which would be classified as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.



     "Interest Period" shall mean a period commencing on the date of a LIBO Rate Loan or with respect to a Loan being renewed, the last day of the next preceding Interest Period and ending one, two, three or six months thereafter, as requested by Borrowers at the time of its Request for Advance; provided also that (i) an Interest Period which would otherwise expire on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day, (ii) any Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the next succeeding clause, end on the last London Business Day of a calendar month; and (iii) no Interest Period shall end later than the Revolver Termination Date unless the Revolving Credit Loans shall have been converted to Term Loans as contemplated by ss. 2.1 hereof in which case no Interest Period shall end later than the dates required for the Borrowers to make principal payments as due in connection with said Term Loans.

     "Investment" shall have the meaning set forth in ss. 6.4.

     "Lease" shall mean a lease of Eligible Equipment, of which Matlack Leasing, Inc. is the lessor and a responsible commercial user is the lessee, pursuant to which such lessee is obligated to make periodic rental payments to Matlack Leasing, Inc. (x) during a fixed minimum term of at least one
     (1) year in duration, or (y) during a fixed minimum period of less than one year, provided that leases with a fixed minimum period of less than one year shall not constitute more than 25% of all leases.

     "Lease in Good Standing" shall mean a Lease which is not delinquent more than 60 days and no other default has occurred and remains uncured for a period of 90 days.

     "L/C Obligations" shall mean at any time the sum of (a) the aggregate undrawn amount of all Standby Letters of Credit then outstanding, issued by First Union at the request of the Borrowers, plus (b) the amount of all unreimbursed drawings under all such Standby Letters of Credit.

     "Leverage Ratio" shall mean the ratio of Indebtedness (excluding Subordinated Indebtedness) plus the net present value (in calculating the net present value the discount rate shall be 10%) of Future Lease Obligations plus L/C Obligations to Tangible Net Worth.

     "LIBO Rate" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which First Union National Bank, individually, is offered deposits of United States Dollars by leading banks in the interbank eurodollar or eurocurrency market on or about eleven o'clock (11:00) a.m. London time two London Business Days prior to the commencement of the requested Interest Period in an amount substantially equal to the outstanding principal amount of the LIBO Rate Loan requested for a maturity of comparable duration to the Interest Period.

     "LIBO Rate Loan" shall mean a Loan made at Adjusted LIBO Rate plus the LIBO Rate Margin, pursuant to a request for advance made under ss. 2.4 herein.

     "LIBO Rate Margin" shall mean the percentage listed in the following table.

         Fixed Charge Coverage Ratio                          LIBO Rate Margin

         Less than 1.25                                                1.750%
         Equal to or greater than 1.25 but less than 1.50     1.375%
         Equal to or greater than 1.50 but less than 1.75     1.125%
         Equal to or greater than 1.75                        0.875%

     with such Fixed Charge Coverage Ratio to be computed as of the last quarterly compliance period.

     "LIBO Market Index Rate" shall mean for any day the rate (rounded upwards, if necessary to the next 1/16 of 1%) for one (1) month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m. London Time for such day, provided if such day is not a London Business Day, then the immediately preceding London Business Day (or if not so reported, then as determined by First Union from another recognized source or interbank quotation).

     "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

     "Loan" or "Loans" shall mean LIBO Rate or Base Rate Loan or Loans.

     "Loan Commitment" shall have the meaning set forth in ss. 2.1.

     "Loan Commitment Fee" shall have the meaning set forth in ss. 2.6.

     "Loan Commitment Percentage" shall mean with respect to each Bank the percentage set forth opposite its name in Exhibit A hereto.

     "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, and all other documents directly related or incidental to said documents, the Loans or the Collateral.

     "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Borrowers taken as a whole or MLI; (b) a material impairment of the ability of the Borrowers to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrowers of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA ss. 4001(a)(3), which covers employees of any Borrower or any ERISA Affiliate.

     "Net Book Value of Eligible Revenue Equipment" shall mean the acquisition cost of a Vehicle (a) less accumulated depreciation thereon, (b) plus the cost of improvements capitalized in accordance with GAAP, (c) plus an allowance for tires, rims and tubes installed on the Vehicle in the amount of 75% of the cost of such tires and tubes.



     "Note" or "Notes" shall have the meaning set forth in ss. 2.3.

     "Obligations" shall mean all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrowers to the Banks or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer
     Plan), the funding requirements of which (under ERISA ss. 302 or Code ss.
     412) are, or at any time within
     the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Company or any ERISA Affiliate.

     "Permitted Liens" shall mean (a) any Lien (other than a Lien on the Collateral) existing on property of any of the Borrowers or any Subsidiary on the Closing Date and set forth in Schedule 1 securing Indebtedness outstanding on such date; (b) any Lien created under any Loan Document; (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted hereunder, provided that no notice of lien has been filed or recorded under the Code; (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation; (f) Liens (other than Liens on the Collateral) on the property of any of the Borrowers or any Subsidiary securing (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations which do not exceed in the aggregate $15,000,000, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect; (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for any Borrower and its Subsidiaries do not exceed 10% of Consolidated Net Worth; (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of any Borrower and any Subsidiary; (i) purchase money security interests on any property acquired or held by any Borrower or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all (or any part of the cost of acquiring such property; provided that (1) any such Lien attaches to such property concurrently with or within 60 days after the acquisition thereof, (2) such Lien attaches solely to the property so acquired in such transaction, (3) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (4) the aggregate amount of such Indebtedness incurred in connection with this subsection (i) shall not exceed $40,000,000.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

     "Plan" shall mean an employee benefit plan as defined in ss. 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

     "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.


     "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

     "Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

     "Rental and Lease Expense" shall mean all rental payments paid under operating leases.

     "Reportable Event" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA ss. ss. 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Borrower or any ERISA Affiliate to provide security to a Pension Plan under Code ss. 401(a)(29) and (c) any failure by any Borrower or any ERISA Affiliate to make payments required by Code ss. 412(m).

     "Request for Advance" shall have the meaning set forth in ss. 2.4.

     "Required Banks" at any time shall mean Banks whose Loan Commitments equal or exceed 51% of the total of such Loan Commitments if no Loans are outstanding or, if Loans are outstanding, Banks whose outstanding Loans equal or exceed 51% of the Loans.

     "Requirement of Law" means, as to any Person, any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by First Union National Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans. The Adjusted LIBO Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "Responsible Officer" shall mean the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the controller of the Company, or any other officer having substantially the same authority and responsibility.

     "Revolver Termination Date" shall have the meaning set forth in ss. 2.1.

     "Revolving Credit Loan" shall have the meaning set forth in ss. 2.1.

     "Revolving Credit Note" shall have the meaning set for in ss. 2.2.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Security Agreement" shall mean the Security Agreement in the form and substance attached hereto as Exhibit E.

     "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

     "Standby Letter of Credit" shall mean only those standby letters of credit issued pursuant to a completed application on the form of letter of credit application required by First Union at the time of the request for each Standby Letter of Credit.

     "Subordinated Indebtedness" shall mean all indebtedness which is subordinated to the indebtedness under the Loan Documents in form and substance satisfactory to the Banks in their reasonable opinion.

     "Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by the Borrowers.

     "Tangible Net Worth" shall mean with respect to the Company and its Subsidiaries the sum of (i) the Consolidated Net Worth of the Company and its Subsidiaries at any time determined in accordance with GAAP plus (ii) the amount remaining outstanding at such time of any Subordinated Indebtedness, less (iii) Intangible Assets.

     "Unfunded Pension Liability" shall mean the excess of a Plan's benefit liabilities under ss. 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to ss. 412 of the Code for the applicable plan year.

     "Unused Fee Percentage" shall mean the percentage listed in the following table.

      Fixed Charge Coverage Ratio                          Unused Fee Percentage

      Less than 1.25                                                0.375%
      Equal to or greater than 1.25 but less than 1.50              0.375%
      Equal to or greater than 1.50 but less than 1.75              0.250%
      Equal to or greater than 1.75                                 0.250%

     with such Fixed Charge Coverage Ratio to be computed as of the last quarterly compliance period.

     "Vehicle" shall mean a revenue-producing truck, truck-tractor, trailer, container or other similar unit, and all related equipment and accessories, now or hereafter owned by the Borrowers.

     "Wholly-Owned Subsidiary" shall mean any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrowers, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     "Year 2000 Problem" shall mean the risk that computer applications may be unable to recognize, and perform properly, date-sensitive functions involving certain dates prior to and after December 31, 1999.

     1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in ss. 5.1, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles; provided, however, that if there is a change in GAAP which adversely affects the calculation of the financial covenants set forth in this Agreement, the Borrowers and the Banks shall negotiate in good faith to amend the financial covenants herein.


                                  2. The Credit

     2.1. The Loans. Subject to the terms and conditions herein set forth and in reliance upon the representations, warranties and covenants contained herein, each Bank agrees, severally and not jointly, to make loans (collectively, the "Loans", and individually a "Loan") to the Borrowers during the period beginning on the date hereof and ending on August __, 2000 or on the earlier date of termination in full, pursuant to ss. 2.7 or ss. 8.1 hereof, of the obligations of such Bank under this ss. 2.1 (August __, 2000 or such earlier date of termination being herein called the "Revolver Termination Date") in amounts not to exceed at any time outstanding, in the aggregate, the commitment amount set forth opposite the name of such Bank on Exhibit A hereto (each such amount, as the same may be reduced pursuant to ss. 2.7 hereof being hereinafter called such Bank's "Loan Commitment"). The Banks' collective commitment to make Loans shall be the "Aggregate Loan Commitment". All Loans shall be made by the Banks simultaneously and pro rata in accordance with their respective Loan Commitments. All Loans shall be made to the Borrowers at the main office of First Union, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

     Loans made hereunder may either be revolving credit loans ("Revolving Credit Loans"), term loans (herein called "Term Loans") or short term advances ("Short Term Advances"), as requested by the Borrowers. As provided below, Revolving Credit Loans, Term Loans and Short Term Advances may be requested by the Borrowers, and made by the Banks, at any time and from time to time prior to the Revolver Termination Date. No request for Loan will be considered by the Banks if and to the extent the aggregate amount outstanding in respect of all Loans at any time would exceed the lesser of the Aggregate Loan Commitment or the Borrowing Base.

     (a) Revolving Credit Loans. Borrowers may request Revolving Credit Loans from time to time up to but not including the Revolver Termination Date. Revolving Credit Loans shall be Base Rate Loans or LIBO Rate Loans. All Revolving Credit Loans shall mature and be due and payable on the Revolver Termination Date; provided, however, that all Revolving Credit Loans due and payable on the Revolver Termination Date may be converted to a Term Loan, such Term Loan to mature 48 months from the Revolver Termination Date and be payable in equal quarterly installments of principal together with all accrued and unpaid interest thereon.

     (b) Term Loans. Borrowers may request Term Loans from time to time and on the Revolver Termination Date; provided, however, that all Term Loans together shall not exceed an aggregate principal amount outstanding at any time of $30,000,000 from the date hereof through the Revolver

Termination Date. Term Loans may be Base Rate Loans or LIBO Rate Loans, as may be requested by the Borrowers . Term Loans shall mature and be payable in equal quarterly installments of principal (together with all accrued and unpaid interest thereon) over the period requested by the Borrowers at the time of the Request for Advance which period shall not exceed 60 months.

     (c) Short Term Advances. The Agent, in its individual capacity and under the terms and subject to the conditions of this Agreement, shall provide advances (herein called "Short Term Advances" or "Advances") to Borrowers, from time to time, as requested by Borrowers, provided that:

          (i) the aggregate amount of Short Term Advances outstanding at any one time shall not exceed $5,000,000 or such lesser amount, if any, as will, when added to the amount of the Loans then outstanding, aggregate more than the Aggregate Loan Commitment (or such lesser amount as Borrowers are entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise),

          (ii) no Short Term Advance shall be outstanding for more than seven Business Days, and

          (iii) no Short Term Advance shall be permitted if within the preceding seven Business Days there shall not have been at least one day on which no Short Term Advance shall have been outstanding.

     Borrowers shall request a Short Term Advance by delivering a Request For Short Term Advance (in such form as may be reasonably requested by First Union, from time to time, the "Request") signed by a Responsible Officer to First Union, as Agent on or before the date the Short Term Advance is to be made. Upon receipt of such Request and if the conditions provided herein shall be satisfied at the time of such receipt, the Agent shall make the Short Term Advance on the date specified therein.

     Short Term Advances shall bear interest at the LIBO Market Index Rate. If on the seventh Business Day following the making of any Short Term Advance, the Advance is not repaid by the Company the amount due shall be funded automatically by a Revolving Credit Loan which Loan shall be made without regard to any minimum borrowing requirement, condition precedent herein, or Event of Default hereunder which would otherwise entitle any Bank or the Banks not to provide such Revolving Credit Loan, and each Bank shall make its proportionate share of such Revolving Credit Loan.

     Within the foregoing limit, Borrowers may request Short Term Advances, pay them within seven Business Days and request new Short Term Advances. It is intended, and Borrowers agree, that the Short Term Advance facility shall be used only for its convenience and need for very short term funds. This facility shall not be used as a substitute for Revolving Credit Loans by continuously maintaining a significant amount of Short Term Advances outstanding.

     All Short Term Advances shall be repaid by Borrowers at the Revolver Termination Date.

     (d) Limit for Matlack Leasing, Inc. Borrowers may have Loans outstanding at any time and from time to time in an aggregate amount up to, but not exceeding $30,000,000 for borrowings specifically to Matlack Leasing, Inc.

     (e) Interest Rate Options. Loans shall bear interest at (i) the Base Rate,
(ii) Adjusted LIBO Rate plus the LIBO Rate Margin or (iii) some combination of the foregoing, as requested by the Borrowers, subject to the terms and conditions hereof including the requirements concerning minimum Loan requests and the requirements that (i) no request may be made which would require more than one interest rate option or more than one Interest Period to apply to Loans made on any single date, and (ii), in the case of LIBO Rate Loans, (a) not more than five such Loans may be outstanding at any one time, and (b) no LIBO Rate Loan may have an Interest Period extending beyond the Revolver Termination Date.

     (f) Maximum Loans Outstanding. Borrowers shall not be entitled to any new Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Loans would exceed the lesser of (i) the Aggregate Loan Commitment or (ii) the then current Borrowing Base, as stated in the most recent Borrowing Base Certificate furnished to the Banks as provided herein. For purposes of determining the amount of Loans outstanding, the Standby Letters of Credit issued pursuant to ss. 2.2 hereof shall be deemed Loans and shall be added to the Loans outstanding to determine the aggregate Loans outstanding.

     (g) Minimum Loan Amount. Except for Loans which exhaust the full remaining amount of the Aggregate Loan Commitment which may be in lesser amount, (i) each Term Loan when made shall be in an amount at least equal to $5,000,000 or, if greater, then in such minimum amount plus $100,000 multiples , (ii) each Revolving Credit Loan when made shall be in an amount at least equal to $150,000, (iii) each LIBO Rate Loan when made (and each conversion of Base Rate Loans into LIBO Rate Loans) shall be in an amount at least equal to $1,000,000 or, if greater, then in such minimum amount plus $100,000 multiples, and (iv) each Base Rate Loan when made (and each conversion of LIBO Rate Loans into Base Rate Loans) shall be in an amount at least equal to $150,000.

     (h) Prepayment and Reborrowing. Prior to the Revolver Termination Date and within the limits of the Aggregate Loan Commitment and the Borrowing Base, Borrowers may borrow, prepay and reborrow Revolving Credit Loans. Except as provided in ss. 2.1(a) hereof, all Revolving Credit Loans shall mature and be due and payable on the Revolver Termination Date.

     (i) Extensions of the Revolver Termination Date. Not less than 90 days prior to the Revolver Termination Date, Borrowers may request in writing to First Union that the Revolver Termination Date be extended for a new 364-day period. Upon receipt of such request, First Union will promptly distribute notice of such request to the Banks. The Banks shall notify First Union no less than 60 days prior to the Revolver Termination Date of their willingness to establish a new date. If all Banks agree to a new Revolver Termination Date, First Union, on or before the 30th day prior to the existing Revolver Termination Date, shall advise Borrowers and the Banks, in writing, that the Revolver Termination Date has been extended for 364 days (stating the date of the new Revolver Termination Date) and this Agreement shall be deemed amended to such extent.

     (j) Loan Commitment Percentages. The obligation of each Bank to make a Loan to Borrowers at any time shall be limited to its percentage (the "Loan Commitment Percentage") as set forth opposite its name on Exhibit A hereto multiplied by the aggregate principal amount of the Loan requested. The principal amounts of the respective Loans made by the Banks on the occasion of each Borrowing shall be pro rata in accordance with their respective Loan Commitment Percentages. No Bank shall be required or permitted to make any Loan if, immediately after giving effect to such Loan, and the application of the proceeds of a Loan to the extent applied to the repayment of the Loans, the sum of such Bank's Loans outstanding would exceed such Bank's Loan Commitment.

     (k) Several Obligations. The failure of any one or more Banks to make Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend hereunder exceed its Loan Commitment.

     (l) Payment of Additional Amount. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Aggregate Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if Borrowers fail for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to ss. 2.4, it shall pay to each Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank, and including lost profits incurred or sustained by such Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to Borrowers by First Union, as Agent, in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

     2.2. Standby Letters of Credit. First Union, as Agent, under the terms and subject to the conditions of this Agreement, on behalf of itself and each other Bank in the same proportions as each Bank's Loan Commitment bears to the Aggregate Loan Commitment, shall provide Standby Letters of Credit to Borrowers, from time to time prior to the Revolver Termination Date, as requested by Borrowers, provided that (A) the aggregate amount of Standby Letters of Credit outstanding at any one time shall not exceed $12,000,000 or such lesser amount, if any, as will, when added to the amount of the Loans then outstanding, aggregate more than the Aggregate Loan Commitment (or such lesser amount as Borrowers are entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise), and (B) no Standby Letter of Credit shall be for a term longer than one year or the Revolver Termination Date, whichever is less.

     Borrowers shall request a Standby Letter of Credit by delivering a completed letter of credit application to First Union on such form as may be specified by First Union not less than three Business Days prior to the date specified by Borrowers as the date the Standby Letter of Credit is to be issued. The standard form of First Union letter of credit application as currently in effect shall be used.

     Standby Letters of Credit shall not bear interest until drawn upon but shall each be subject to an annual charge, payable quarterly in arrears on the last Business Day of each calendar quarter from the date of issuance, equal to the LIBO Rate Margin as currently in effect on the average daily maximum amount available to be drawn on the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by First Union on behalf of the Banks. Borrowers shall also pay an annual fee to First Union, as Agent, for its own account, payable quarterly in arrears on the last Business Day of each calendar quarter from the date of issuance, equal to 0.125% of the average daily maximum amount available to be drawn on the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by First Union on behalf of the Banks.

     If any obligation of Borrowers to pay money in connection with any Standby Letter of Credit is not met when requested by First Union, as Agent, as permitted by the applicable letter of credit application and the reimbursement agreement contained therein, the amount due shall be funded automatically by a Loan which Loan shall be made without regard to any minimum borrowing requirement, condition precedent herein, or Event of Default hereunder which would otherwise entitle any Bank or the Banks not to provide such Loan, and each Bank shall make its proportionate share of such Loan. Any obligation of Borrowers to pay money in connection with any Standby Letter of Credit or the application therefor shall be deemed secured as if made as a Loan hereunder. In the event Borrowers shall terminate the Aggregate Loan Commitment as provided in ss. 2.6 and shall pay the outstanding principal amount of the Loans in full and with interest or the Revolver Termination Date shall occur at a time when one or more Standby Letters of Credit remain outstanding, then Borrowers shall furnish to First Union, as Agent, within two Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of First Union with interest payable to Borrowers, as will pay the maximum amount which may be drawn by beneficiaries of Standby Letters of Credit outstanding at the date of such termination or the Revolver Termination Date, as applicable.

     2.3. The Notes.

     (a) Revolving Credit Notes. The Revolving Credit Loans made by each Bank shall be evidenced by a single promissory note of Borrowers (each such promissory note as it may be amended, extended, modified or renewed a "Revolving Credit Note" and together the "Revolving Credit Notes") in principal face amount equal to such Bank's Loan Commitment, payable to the order of such Bank and otherwise in the form attached hereto as Exhibit B. The Revolving Credit Notes shall be dated the date of issuance, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each outstanding Revolving Credit Loan shall be due and payable as set forth in ss. 2.1 hereof unless the maturity of said Loans is accelerated as provided in ss. 2.7 or ss.
8.1 hereof. Notwithstanding the stated amount of any Revolving Credit Note, the liability of Borrowers under each Revolving Credit Note shall be limited at all times to the outstanding principal amount of the Revolving Credit Loans by each Bank evidenced thereby, plus all interest accrued thereon and the amount of all costs and expenses then payable hereunder, as established by each such Bank's books and records, which books and records shall be conclusive absent manifest error.

     (b) Term Notes. The Term Loans made by each Bank at each Borrowing shall be evidenced by a single promissory note of Borrowers (each such promissory note as it may be amended, extended, modified or renewed a "Term Note" and together the "Term Notes" and together with the Revolving Credit Notes, the "Notes") in principal face amount equal to such Bank's Loan Commitment Percentage of the aggregate Term Loans made to Borrowers on the date of any Borrowing, payable to the order of such Bank and otherwise in the form attached hereto as Exhibit C. The Term Notes shall be dated the date of the applicable borrowing, shall bear interest at the rate per annum and be payable as to principal in equal quarterly installments over the number of months to final maturity as requested by Borrowers and specified in the Term Note, and be payable as to interest in the amount of the accrued interest at the date of the monthly payment.

     2.4. Funding Procedures.

     (a) Request for Advance. Each request for a Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 11:00 a.m. EST on a Business Day by delivery to First Union of a written request signed by Borrowers or, in the alternative, a telephone request followed promptly by written confirmation of the request (a "Request for Advance"), specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of LIBO Rate Loans, specifying the Interest Period applicable to such Loans. The form of request to be used in connection with the making, conversion or renewal of Loans shall be that form provided to Borrowers by First Union. Each request shall be received on the Business Day of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and two London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by First Union, as the Agent. Borrowers may not request more than one advance per day. Each request for advance shall be for Loans at a single interest rate option.

     (b) Actions by Agent. Upon receipt of a Request for Advance and if the conditions precedent provided herein shall be satisfied at the time of such request, First Union promptly shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt by First Union of a Request for Advance, the request shall not be revocable by Borrowers.

     (c) Availability of Funds. Not later than 2:00 p.m. EST on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to First Union at the address set forth opposite its name on the signature page hereof or at such account in London as First Union shall specify to Borrowers and the Banks. Unless First Union knows that any applicable condition specified herein has not been satisfied, it will make the funds so received from the Banks immediately available to Borrowers on the date of each Loan by a credit to the account of Borrowers at First Union' aforesaid address.

     (d) Funding Assumptions. Unless First Union shall have been notified by any Bank at least one Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 3:00 P.M. on the date a Base Rate Loan is requested, that such Bank does not intend to make available to First Union, such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, First Union may assume that such Bank has made such amount available to First Union on the date of the Loan and First Union may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If and to the extent such Bank shall not have so made such funds available to First Union, such Bank agrees to repay First Union forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrowers until the date such amount is repaid to First Union, at the Federal Funds Rate plus 50 basis points for three Business Days, and thereafter at the Base Rate. If such Bank shall repay to First Union such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon First Union's demand therefor, First Union shall promptly notify Borrowers, and Borrowers shall immediately pay such corresponding amount to First Union, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to Borrowers until the date such amount is repaid to First Union, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which Borrowers may have against any Bank as a result of any default by such Bank hereunder.

     (e) Proceeds of Loan Being Repaid. If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to First Union as provided in clause (c).

     2.5. Interest.

     (a) Base Rate Loans. Each Base Rate Loan shall bear interest on the unpaid principal balance thereof from day to day at a rate per annum which at all times shall be equal to the Base Rate. Interest on Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, if the Base Rate is equal to the prime rate of First Union. Interest on Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, if the Base Rate is equal to the Federal Funds Rate plus 1/2 of 1% annum.

     (b) LIBO Rate Loans. Each LIBO Rate Loan shall bear interest from its effective date on the unpaid principal amount thereof at Adjusted LIBO Rate plus the LIBO Rate Margin. Interest on LIBO Rate Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed. Accrued interest on LIBO Rate Loans with Interest Periods of three months or less shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Rate Loans with Interest Periods of more than three months shall be due and payable at the end of the third month and on the last day of each three month period thereafter and on the last day of the Interest Period.

     (c) Conversion to Base Rate. Unless Borrowers shall have elected in accordance with the provisions of ss. 2.4 or this ss. 2.5 that LIBO Rate apply to the one, two, three or six month period immediately succeeding a particular Interest Period, upon the termination of such Interest Period the applicable Loan shall bear interest at the Base Rate until such time as Borrowers elect to request a new LIBO Rate Loan for a subsequent Interest Period.

     (d) Renewals and Conversions. Borrowers shall have the right to convert Base Rate Loans into LIBO Rate Loans, and vice versa, and to renew LIBO Rate Loans from time to time, provided that: (i) Borrowers shall give First Union, as Agent, notice of each permitted conversion or renewal; (ii) LIBO Rate Loans may be converted or renewed only as of the last day of the applicable Interest Period for such Loans; (iii) without the consent of the Required Banks, no Base Rate Loan may be converted into a LIBO Rate Loan, and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default exists or would thereby occur. First Union, as Agent, shall use its best efforts to notify Borrowers of the effectiveness of such conversion or renewal, and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect Borrowers' obligations or the Banks' rights and remedies hereunder in any way whatsoever.

     (e) Interim Payments At Base Rate. If at any time Borrowers request that Adjusted LIBO Rate plus the LIBO Rate Margin be applicable to a Loan for a particular Interest Period and a payment of principal is due within such period (other than on the last day of such Interest Period), only that portion of that Loan equal to the outstanding principal amount of the Loan less the principal installment due during such period shall bear interest at Adjusted LIBO Rate plus the LIBO Rate Margin for such Interest Period. The portion of that Loan equal to the principal installment due during such period shall bear interest at the Base Rate.

     (f) Reinstatements. The liability of Borrowers under this ss. 2.5 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrowers or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Borrowers or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

     2.6. Fees.

     (a) Closing Fee. Borrowers agree to pay to First Union, as Agent, for the account of each Bank as compensation to such Bank on its allocation to the facility a fee (the "Closing Fee") as follows:


    Commitment                  Closing Fee
    ----------                  -----------
    $22,500,000                    0.25%
    $20,000,000                    0.25%
    $12,500,000                    0.15%

The Closing Fee shall be payable on or before the date hereof.

     (b) Unused Commitment Fee. Borrowers agree to pay to First Union, as Agent, for the account of each Bank as compensation for each Bank's Loan Commitment, a fee (the "Unused Commitment Fee") computed at the applicable Unused Fee Percentage per annum on the average daily amount of the unused portion of each Bank's Loan Commitment accrued from and after the date hereof. The unused portion of the each Bank's Loan Commitment shall mean each Bank's Loan Commitment less the principal amount of the outstanding Loans and Standby Letters of Credit issued hereunder. The Unused Commitment Fee shall be payable in arrears on the first day of each January, April, July and October, commencing October 1, 1998 (for the three month period or portion thereof ended on the preceding day), and on the Revolver Termination Date. The Unused Commitment Fee shall be calculated on the basis of of 365 or 366 days, as applicable, for the actual days elapsed.

     2.7. Reduction or Termination of Loan Commitments.

     (a) Voluntary. Borrowers may at any time, on not less than one Business Days' written notice, terminate or permanently reduce the Aggregate Revolving Loan Commitment pro rata among the Banks, provided that any reduction shall be in the minimum amount of $150,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans outstanding to exceed the reduced Aggregate Loan Commitment or the Borrowing Base, whichever is less.

     (b) Loan Commitment Termination. In the event the Aggregate Loan Commitment is terminated, the Revolver Termination Date shall be accelerated to the date of such termination and Borrowers shall, simultaneously with such termination, repay the Loans in accordance with ss. 2.9.

     2.8. Voluntary Prepayments.

     (a) Base Rate Loans. On one Business Day's notice to First Union, Borrowers may, without penalty, at their option, prepay any Base Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $100,000 or, if greater, then in multiples thereof and, if less than $100,000 shall be outstanding, in principal amount equal to amount remaining outstanding.

     (b) LIBO Rate Loans. On three London Business Days' notice to First Union, Borrowers may, without penalty, at their option, prepay any LIBO Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $1,000,000 or, if greater, then in multiples of $100,000 and, if less than $1,000,000 shall be outstanding, in principal amount equal to amount remaining outstanding provided that if it shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, it shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow as provided in ss. 2.1.

     2.9. Payments.

     (a) Accrued Interest. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month. Accrued interest on LIBO Rate Loans with Interest Periods of three months or less shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Rate Loans with Interest Periods of more than three months shall be due and payable at the end of the third month and on the last day of each three month period thereafter and on the last day of the Interest Period.

Interest on LIBO Rate Loans shall be payable on the last day of the applicable Interest Period. Each Loan shall mature as provided in ss. 2.1.

     (b) Form of Payments, Application of Payments, Payment Administration, Etc. All payments of principal, interest, fees, or other amounts payable by Borrowers hereunder shall be applied to the Loans in such order and to such extent as shall be specified by Borrowers by written notice to First Union at the time of such payment or prepayment for all payments prior to the Revolver Termination Date. After the Revolver Termination Date and if Term Loans shall be in existence, all payments of principal paid by Borrowers hereunder shall be applied to the Term Loans shall first be applied to the payment then due with any excess to be applied to payments due under the Term Loans in the inverse order of their maturities. Such payments shall be remitted to First Union on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account as First Union shall specify to Borrowers, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period," be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. Borrowers authorize First Union to deduct from any account of Borrowers maintained at First Union or over which First Union has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid in a timely manner. First Union's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect Borrowers's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

     (c) Demand Deposit Account. Borrowers shall maintain at least one demand deposit account with First Union for purposes of this Agreement. Borrowers authorize First Union to deposit into said account all amounts to be advanced to Borrowers hereunder. Further, Borrowers authorize First Union (but First Union shall not be obligated) to deduct from said account, or any other account maintained by Borrowers at First Union National Bank, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

     (d) Net Payments. All payments made to the Banks by Borrowers hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense.

     2.10. Change in Circumstances, Yield Protection.

     (a) Certain Regulatory Changes. If any Regulatory Change or compliance by any Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, any Bank; (ii) impose on any Bank any other condition regarding the Notes; (iii) subject any Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing any Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from Borrowers; or (iv) change the basis of taxation of payments from Borrowers to any Bank (other than by reason of a change in the method of taxation of any Bank's net income); and the result of any of the foregoing events is to increase the cost to any Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by any Bank hereunder in respect of any Loan, First Union will immediately so notify Borrowers. If any Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by First Union to Borrowers, Borrowers shall pay to such Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate that Bank for such increased cost or reduced amount.

     (b) Capital Adequacy. If any Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, Borrowers shall promptly pay to First Union for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Ability to Determine LIBO Rate. If First Union shall determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, First Union shall give notice of such inability or determination by telephone to Borrowers and to each Bank at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of Borrowers at any time thereafter to submit another request.

     (d) Yield Protection. Determination by a Bank for purposes hereof of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to Borrowers, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to such Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

     (e) Notice of Events. The affected Bank will notify Borrowers of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. Borrowers shall pay such Bank the amount shown as due on such notice within 10 days after their receipt of the same.

     2.11. Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for any Bank to (1) maintain their Loan Commitments, then upon notice to Borrowers by First Union, the Loan Commitments shall terminate; or (2) maintain or fund their LIBO Rate Loans, then upon notice to the Borrowers of such event, the Borrowers' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

     2.12. Discretion of each Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBO Rate Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBO Rate plus the LIBO Rate Margin, for such Interest Period.

                        3. Representations and Warranties

     Each of the Borrowers represents and warrants to the Banks that:

     3.1. Corporate Existence and Power. Each of the Borrowers:

     (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

     (c) is duly qualified as a corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

     (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b) or clause (c), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     3.2. Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Borrowers of this Agreement and each other Loan Document to which such Borrower is party, has been duly authorized by all necessary corporate action, and do not and will not:

     (a) Contravene the terms of any of that Person's Organization Documents;

     (b) Conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

     (c) Violate any Requirement of Law.

     3.3. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Banks under the Collateral Documents) or third party is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each of the Borrowers of the Agreement or any other Loan Document.

     3.4. Binding Effect. This Agreement and each other Loan Document to which any of the Borrowers is a party constitute the legal, valid and binding obligations of such Borrower to the extent such Borrower is a party thereto, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     3.5. Litigation. Except as specifically disclosed in Schedule 1, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any such Borrower or any of its respective properties which:

     (a) Purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby or

     (b) If determined adversely to the Borrower, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     3.6. No Default. No Event of Default or Potential Default exists or would result from the incurring of any Obligations by any of the Borrowers or from the grant or perfection of the Liens of the Bank on the Collateral. As of the Closing Date, each of the Borrowers is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under ss. 8.1.

     3.7. ERISA Compliance. Except as specifically disclosed in Schedule 1, each of the Borrowers is in material compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, ERISA insofar as such Act applies to it. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and each of the Borrowers is not aware that (i) any Reportable Event has occurred and is continuing with respect to any Plan, (ii) any such Borrower or any ERISA Affiliate has withdrawn from any Multiemployer Plan or instituted steps to do so, and (iii) any steps have been instituted to terminate any Plan or Multiemployer Plan, which such occurrence, withdrawal or termination has resulted or would result in the incurrence by any Borrower of liability that could reasonably be expected to have a Material Adverse Effect.

     3.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted hereunder. Each of the Borrowers is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     3.9. Title to Properties. Each of the Borrowers has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of each of the Borrowers is subject to no Liens, other than Permitted Liens.

     3.10. Taxes. Each of the Borrowers has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower that would, if made, have a Material Adverse Effect.

     3.11. Financial Condition.

     (a) The audited consolidated financial statements of each of the Borrowers dated September 30, 1997, and the related consolidated statements of income or operations, shareholders equity and cash flows for the fiscal year ended on that date:

          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

          (ii) fairly present the financial condition of such Borrower as of the date thereof and results of operations for the period covered thereby; and

          (iii) except as specifically disclosed in Schedule 1, show all material Indebtedness and other liabilities, direct or contingent, of such Borrower as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

     (b) Since September 30, 1997, there has been no Material Adverse Effect.

     3.12. Environmental Matters. Each of the Borrowers conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing environmental claims on its business, operations and properties, and as a result thereof each of the Borrowers has reasonably concluded that, except as specifically disclosed in Schedule 1, such Environmental Laws and environmental claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.13. Regulated Entities. None of the Borrowers or any Person controlling the Borrowers is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     3.14. No Burdensome Restrictions. None of the Borrowers is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     3.15. Subsidiaries. As of the Closing Date, the Borrowers have no Subsidiaries other than those specifically disclosed in Schedule 1 hereto and none of the Borrowers has equity investments in any other corporation or entity, other than those specifically disclosed in Schedule 1.

     3.16. Insurance. Except as specifically disclosed in Schedule 1, the properties of each of the Borrowers are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the each of the Borrowers operates.

     3.17. Solvency. The Borrowers, on a consolidated basis, are Solvent.

     3.18. Borrowing Base Availability. The aggregate outstanding principal amount of the Loans and L/C Obligations does not exceed the Borrowing Base.

     3.19. Permits, Licenses, Etc. Each of the Borrowers possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

     3.20. Year 2000 Problem. The Borrowers have taken all action reasonably necessary to assess the risk that the computer applications they use in their businesses may be unable to properly perform date sensitive functions on or after December 31, 1999. Further, they are in the process of taking all remedial action reasonably necessary to avoid such risk and expect to timely complete such action. To the knowledge of the Borrowers, no third party with which any Borrower has any material contractual relationship has identified any similar risk in its own computer applications which it is not addressing and which, if not properly addressed, would be likely to have a Material Adverse Effect on the business, financial condition or operations of the Borrowers.

     3.21. Disclosure Generally. The representations and statements made by each of the Borrowers or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by any of the Borrowers to the Banks in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.


                             4. Conditions Precedent

     4.1. All Loans. The obligation of each Bank to make any Loan or First Union, as Agent, to issue any Standby Letter of Credit, is conditioned upon the following:

     (a) Request For Advance. Borrowers shall have delivered and First Union shall have received a Request for Advance in such form as First Union may request from time to time.

     (b) Borrowing Base Certificate. Borrowers shall have delivered and the Banks shall have received a Borrowing Base Certificate dated the date of the Loan requested under this Agreement.

     (c) Covenants; Representations. Each of the Borrowers shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan or Standby Letter of Credit, as applicable, is made or issued.

     (d) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

     (e) Material Adverse Effect. Since September 30, 1997, there shall not have been any Material Adverse Effect with respect to each of the Borrowers.

     4.2. Conditions to First Loan. In addition to the conditions to all Loans and Standby Letters of Credit as provided in ss. 4.1, the obligation of each Bank to make its first Loan is conditioned upon the following:

     (a) Articles, Bylaws. Each Bank shall have received copies of the Articles or Certificate of Incorporation and Bylaws of each of the Borrowers certified by its Secretary or Assistant Secretary; together with a Certificate of Good Standing from the state of incorporation of such Borrower.

     (b) Evidence of Authorization. Each Bank shall have received copies certified by the Secretary or Assistant Secretary of each of the Borrowers or any other appropriate official (in the case of a Person other than a Borrower) of all corporate or other action taken by each Person other than the Banks who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as First Union shall reasonably require.

     (c) Legal Opinions. Each Bank shall have received a favorable written opinion from the Company's in-house counsel, in form and substance satisfactory to the Banks, which shall be addressed to the Banks.

     (d) Incumbency. First Union, as Agent, shall have received a certificate signed by the secretary or assistant secretary of each Borrower, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of each Borrower amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

     (e) Revolving Credit Notes. Each Bank shall have received its Revolving Credit Note duly executed, completed and issued in accordance herewith.

     (f) Documents. First Union, as Agent, shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

     (g) Other Agreements. Each of the Borrowers shall have executed and delivered each other Loan Document required hereunder.

     (h) Fees, Expenses. Each of the Borrowers shall simultaneously pay or shall have paid all fees and expenses, if any, due hereunder or any other Loan Document.


                            5. Affirmative Covenants

     Each of the Borrowers covenants and agrees that, without the prior written consent of Required Banks, from and after the date hereof and so long as the Loan Commitments are in effect or any Obligation remains unpaid or outstanding, it will:

     5.1. Financial Statements and Reports. Furnish to the Banks the following financial information:

     (a) Annual Statements. As soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended September 30, 1998), a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG Peat Marwick, L.L.P. or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records. The Company and its Subsidiaries also shall provide, as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended September 30, 1998), a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income, and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in this subsection (a).

     (b) Quarterly Statements. As soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended December 31, 1998), a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, shareholders equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrowers and the Subsidiaries;

     5.2. Certificates; Other Information. Furnish to the Banks:

     (a) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a Compliance Certificate executed by a Responsible Officer;

     (b) Borrowing Base Certificate. As soon as available and in any event within 30 days after the end of each month, a Borrowing Base Certificate and a receivables-aging summary report as of the end of such month;

     (c) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing;

     (d) Material Changes. Notification to First Union, as Agent, and each other Bank, of any litigation, administrative proceeding, investigation, business development, or change in financial condition which would reasonably have a Material Adverse Effect, promptly following its discovery;

     (e) Subsidiaries. Notification to First Union, as Agent, and each other Bank, of the formation or acquisition of any new Subsidiary together with the nature and amount of assets and liabilities of such Subsidiary and the character of business to be undertaken by such Subsidiary, promptly following its formation or acquisition.

     (f) Other Information. Promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the each of the Borrowers or any Subsidiary may make to, or file with, the SEC; such additional information regarding the business, financial or corporate affairs of any of the Borrowers or any Subsidiary as First Union may from time to time request.

     5.3. Corporate Existence. Preserve its corporate existence and all material franchises, licenses, patents, copyrights, trademarks, trade names contracts, permits, approvals and other rights consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     5.4. ERISA. Cause, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under ss. 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to ss. 412 of the Code.

     5.5. Environmental Laws. Cause, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, the noncompliance with which could have a Material Adverse Effect.

     5.6. Compliance with Regulations. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

     5.7. Compliance with Laws. Comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     5.8. Maintenance of Properties. Maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.9. Maintenance of Insurance. In addition to insurance requirements set forth in the Collateral Documents (when applicable), each of the Borrowers shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance.

     5.10. Payment of Debt; Payment of Taxes, Etc. Cause, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

     (a) All tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary;

     (b) All lawful claims which, if unpaid, would by law become a Lien upon its property; and

     (c) All indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     5.11. Notice of Events. Promptly notify the Banks:

     (a) of the occurrence of any Event of Default or Potential Default under this Agreement or any other Loan Document;

     (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of any Borrower or any Subsidiary which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Borrower or any Subsidiary and any Governmental Authority which could result in a Material Adverse Effect;

     (c) of the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or
(iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

     (d) of any other litigation or proceeding affecting any Borrower or any Subsidiary which such Borrower would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

     (e) of the occurrence of any of the following events affecting any Borrower or any ERISA Affiliate which could result in a Material Adverse Effect, and deliver to First Union a copy of any notice with respect to such event is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Borrower or any ERISA Affiliate with respect to such event:

          (i) an ERISA Event;

          (ii) a material increase in the Unfunded Pension Liability of any Plan;

          (iii) the adoption of, or the commencement of contributions to, any Plan subject to ss. 412 of the Code by the Borrowers or any ERISA Affiliate;

          (iv) the adoption of any amendment to a Plan subject to ss. 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

     (f) of any material change in accounting policies or financial reporting practices by any Borrower or any consolidated Subsidiary;

     Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrowers or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under this subsection 5.10(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     5.12. Inspection Rights. Maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrowers and such Subsidiary. With respect to each unit of Eligible Equipment owned by it, Borrowers shall maintain records on a continuous basis, which shall be in such form and show such information with respect to each individual unit of Eligible Equipment as is necessary for the determination of the Net Book Value of the Eligible Equipment and the security value of the Vehicle. The Borrowers shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Banks to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Banks may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     5.13. Compliance with Material Contracts. Comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Indebtedness applicable to it and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably would have a Material Adverse Effect.

     5.14. Use of Proceeds. Use the proceeds of each Loan made pursuant hereto for the purchase or refinance of Equipment as provided herein or general working capital purposes.

     5.15. Significant Subsidiaries. If at any time any Subsidiary of any of the Borrowers represents ten percent (10%) or more of total Accounts, Equipment or Tangible Net Worth on a consolidated basis, the Borrowers shall cause such Subsidiary to become a Borrower and party to this Agreement and the Collateral Documents.

     5.16. Year 2000 Program. The Borrowers will use their best efforts to continue to monitor the potential impact of the Year 2000 Problem and if any problem is determined to exist to develop and implement a comprehensive detailed program to address on a timely basis such problem.

     5.17. Further Assurances.

     (a) Ensure that all written information, exhibits and reports furnished to the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

     (b) Promptly upon request by First Union or the Banks, the Borrowers shall (and shall cause any Subsidiary) to do, execute, acknowledge, deliver, record, re-record, file, re-file, resister and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Banks may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, (iv) cause the title to all Eligible Equipment purchased on or after the date of this Agreement to be and continue to be in the name of the Company; (v) at any time a Security Agreement is executed hereunder, continue to be the lawful owner of the Assigned Vehicle and Accounts free and clear of all Liens, except as otherwise permitted hereunder and (vi) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

                              6. Negative Covenants

     Each of the Borrowers covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Loan Commitments are in effect or any Obligation remains unpaid or outstanding, it will not:

     6.1. Consolidation and Merger. Subject to the provisions of ss. 6.4, no Borrower will suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

     (a) any Subsidiary may merge with any Borrower, provided that such Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

     (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to a Borrower or another Wholly-Owned Subsidiary, provided such Subsidiary shall either be or shall become a Borrower hereunder.

     6.2. Liens. No Borrower will, or permit any Subsidiary to, create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

     6.3. Guarantees, Loans or Advances. Except as otherwise provided in ss. 6.2 and 6.4, no Borrower will suffer, or permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to, any undertaking of any other person or entity, or make or permit to exist any loans or advances to any other Person or entity, except for those guarantees, loans or advances made in the ordinary course of business which in the aggregate shall not exceed $2,500,000 outstanding at any time.

     6.4. Acquisitions and Investments. Purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrowers(together, "Investments"), except that so long as no Event of Default or Potential Default has occurred or would occur as result thereof:

     (a) Investments held by any Borrower or Subsidiary in the form of cash equivalents;

     (b) Investments by any Subsidiary, provided, however, that the aggregate total of all Investments by any all Subsidiaries taken together shall not exceed $2,500,000;

     (c) advances, loans or extensions of credit to non-Borrower or restricted Subsidiaries of the Borrowers not in excess of $1,000,000 in the aggregate at any time outstanding;

     (d) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and

     (e) Acquisitions, provided, however, that the aggregate total of all Acquisitions shall not exceed $25,000,000 during the term of this Agreement.

     6.5. Restricted Payments. Declare or make, and shall not suffer or permit any Subsidiary to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that so long as no Event of Default or Potential Default has occurred, each Borrower may:

     (a) Declare and make dividend payments or other distributions payable solely in its common stock;

     (b) Purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

     (c) Make equity distributions to Matlack Systems, Inc. not in excess of 25% of Consolidated Net Income subsequent to January 1, 1998.

     6.6. Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     6.7. Change in Business. Engage, and shall not suffer or permit any Subsidiary to engage, in any material line of business substantially different from those lines of business carried on by the Borrowers and any Subsidiary on the date hereof.

     6.8. Accounting Change. Without the prior written approval of the Required Banks, make or permit any material change in financial accounting policies (including but not limited to depreciation policies in effect at December 31, 1997) or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

     6.9. Transactions with Affiliates. Enter into, and shall not suffer or permit any Subsidiary to enter into, any transaction with any Affiliate of any Borrower, except upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary.

     6.10. Restriction on Amendment of this Agreement. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of the Banks and the Borrowers to amend or otherwise modify this Agreement.

     6.11. Negative, Negative Pledge Agreements. Create, incur, assume or become subject to any obligation to any third party which would prohibit or restrict the ability of the Borrowers to grant any Lien in favor of the Banks pursuant to this Agreement.


                             7. Financial Covenants

     Each of the Borrowers covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Loan Commitments are in effect or any Obligation remains unpaid or outstanding, that:

     7.1. Minimum Tangible Net Worth. Tangible Net Worth of the Company, on a consolidated basis, will be equal to or greater than the sum of (i) $50,000,000 and (ii) 50% of Consolidated Net Income for each Fiscal Quarter ending after December 31, 1997, without deduction for any net losses.

     7.2. Fixed Charge Coverage Ratio. The Company, on a consolidated basis, shall not incur a Fixed Charge Coverage Ratio of less than 1.15 to 1.0.

     7.3. Leverage Ratio. The Company, on a consolidated basis, shall not incur a Leverage Ratio of greater than 2.5 to 1.0.

     7.4. Borrowing Base. The aggregate principal amount of Loans and L/C Obligations outstanding shall not at any time exceed the Borrowing Base or the Aggregate Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four Business Days after the earlier of the date any Borrwer first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.

                                   8. Default

     8.1. Events of Default. Each of the Borrowers shall be in default if any one or more of the following events (each an "Event of Default") occurs:

     (a) Payments. Borrowers fail to pay the principal due on any Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise); or Borrowers fail to pay interest or any other amount payable hereunder or under any other Loan Document within five Business Days after the date such interest or other amount is due and payable.

     (b) Covenants. Borrowers fail to observe or perform (1) any term, condition or covenant set forth in ss.ss. 5.1, 5.2(a), 5.2(b) or 5.2(d), ss. 5.3 (with respect to corporate existence only), all sections of Articles 6, 7 and 9, or ss. 8.1(a) of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) above, as and when required and such failure shall continue for a period of 20 Business Days or more.

     (c) Representations, Warranties. Any representation or warranty made or deemed to be made by any Borrower, as applicable, herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

     (d) Bankruptcy. Any Borrower is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for such Borrower or any substantial part of the property of such Borrower is appointed, or if any such receivership or trusteeship continues undischarged for a period of sixty (60) days.

     (e) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 10% of Consolidated Net Worth at the time of the ERISA Event; or (ii) the aggregate amount of Unfunded Pension Liability among all Plans at any time exceeds 10% of Consolidated Net Worth; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under ss. 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 10% of Consolidated Net Worth at the time calculated.

     (f) Certain Other Defaults. Any Borrower shall fail to pay when due any Indebtedness which singularly or in the aggregate exceeds 10% of Consolidated Net Worth at the time calculated, and such failure shall continue beyond any applicable cure period, or any Borrower shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of 10% of Consolidated Net Worth at the time calculated) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

     (g) Judgments. Any judgments against any Borrower or against its assets or property (i) for amounts in excess of 10% of Consolidated Net Worth at the time calculated in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of ten (10) days and (ii) to the extent such judgments are not covered by independent third-party insurance as to which the insurer does not dispute coverage.

     (h) Change in Control. There occurs any Change of Control.

     (i) Material Adverse Effect. There occurs a Material Adverse Effect.

THEN and in every such event other than that specified in ss. 8.1(d), First Union, as Agent, may, or at the written request of the Required Banks shall immediately terminate the Aggregate Loan Commitment by notice in writing to Borrowers and immediately declare the Notes, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by Borrowers. Upon the occurrence of any event specified in ?0, the Aggregate Loan Commitment shall automatically terminate and the Notes, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers. Any date on which the Notes and such other Obligations are declared due and payable pursuant to this ss. 8.1, shall be the Revolver Termination Date for purposes of this Agreement. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.


                                  9. Collateral

     9.1. Collateral & Security Agreement. Upon the request of the Required Banks, as security for the punctual payment in full of all Notes (including all payments of principal, and interest and other costs contemplated hereby), Borrowers shall execute and deliver to First Union, as Agent, the Security Agreement and such other documents as may be necessary to constitute and evidence a perfected first priority security interest in the Collateral (as defined in the Security Agreement, hereinafter referred to as the "Collateral").

     9.2. Conditions Subsequent. Upon the request of the Required Banks pursuant to ss. 9.1 of this Agreement, the Borrowers shall deliver to First Union, as Agent, immediately following such request:

     (a) a Security Agreement, executed by the Borrower, in appropriate form for recording, where necessary, together with acknowledgment copies of all UCC-1 financing statements filed, registered or recorded to perfect the security interests of First Union, as Agent for the Banks, or other evidence satisfactory to First Union, as Agent, that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of First Union, as Agent for the benefit of the Banks, in accordance with applicable law; provided, however, that Borrowers shall deliver, within 30 days after receipt of the request of the Required Banks, certificates of title with encumbrances properly noted thereon to perfect First Union's lien for the benefit of the Banks;

     (b) written advice relating to such Lien and judgment searches as the Banks shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

     (c) evidence that all other actions necessary or, in the opinion of First Union, as Agent, desirable to perfect and protect the first priority Lien created by the Loan Documents, and to enhance First Union's ability to preserve and protect its interests in and access to the Collateral, have been taken.


                                    10. Agent

     10.1. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes First Union, as Agent, to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to it as Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between First Union and each Bank has no fiduciary aspects, and First Union' duties as Agent hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on First Union any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions under this Article 10, First Union does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for Borrowers. As to matters not expressly provided for in this Agreement or any Loan Document, First

Union shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall First Union be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and First Union shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to First Union for any purpose shall, in its reasonable opinion, be insufficient or become impaired, First Union may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

     10.2. Duties and Obligations. In performing its functions and duties hereunder on behalf of the Banks, First Union shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither First Union nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, First Union (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of any Borrower; (c) shall have no duty to ascertain or inquire into Borrowers' performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of any Borrower or inquire into the use of the proceeds of the Loans or (unless the officers of First Union active in their capacity as officers of First Union on any Borrower's account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default;
(d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by First Union itself; (e) except as expressly provided herein in respect of information and data furnished to First Union for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to Borrower, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

     10.3. First Union as a Bank. With respect to its Loan Commitment and the Loans made and to be made by it, First Union shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include First Union in its individual capacity. First Union and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, any Borrower and its affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

     10.4. Independent Credit Decisions. Each Bank acknowledges to First Union that it has, independently and without reliance upon First Union or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon First Union or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

     10.5. Indemnification. The Banks agree to indemnify First Union (to the extent not previously reimbursed by Borrowers), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against First Union in its capacity as Agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by First Union in its capacity as Agent hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from First Union' gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse First Union, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by First Union in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that First Union is not reimbursed for such expenses by Borrowers.

     10.6. Successor Agent. First Union may resign at any time by giving written notice of such resignation to the Banks and Borrowers, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to Borrowers and First Union. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within thirty (30) days after First Union shall have given notice of resignation, First Union may, upon notice to Borrowers and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of First Union, and First Union shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After First Union' resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

     10.7. Allocations Made By First Union. As between First Union, as Agent, and the Banks, unless a Bank objecting to a determination or allocation made by First Union pursuant to this Agreement delivers to First Union written notice of such objection within one hundred twenty (120) days after the date any distribution was made by First Union, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. First Union shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.


                                11. Miscellaneous

     11.1 Modifications and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, including, without limitation, the amendment, modification or waiver of any covenant or default located herein, any Revolving Credit Note, any Term Note or any other Loan Document and no consent to any departure by Borrowers therefrom shall in any event be effective, unless the same shall be in writing, and approved by the Required Banks except as provided below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that without the written consent of all of the Banks, no such modification, waiver or consent shall (a) change the amount or maturity date of the principal of, or change the rate or extend the time of payment of interest on, any Revolving Credit Note or Term Note, (b) change the amount of or extend the time of payment of any fee due under any Loan Document, (c) change any of the amounts and percentages of the Loan Commitments, (d) change or affect the provisions of ss. 8.1(a), (e) subordinate any Revolving Credit Note or Term Note in right of payment to any other indebtedness or obligation whatsoever, (f) change or otherwise modify the definition of "Borrowing Base" or "Required Banks", (g) change or affect any provision of this ss. 11.1, (h) release any Borrower from its obligations to repay the Loans and all related fees and expenses, or (i) release any Collateral once obtained except as expressly provided herein or in any other Loan Document. No notice to or demand on the Borrowers shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.


     11.2. Waiver. No failure or delay on the part of First Union or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     11.3. Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

     11.4. Participations and Assignments. Each Borrower hereby acknowledges and agrees that any Bank may at any time, with the consent of the Company and First Union, as Agent (which consents shall not be unreasonably withheld): (a) grant participations in all or any portion of its Loan Commitment or any portion of its Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of such Bank or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by Borrowers hereunder shall be determined as if such Bank had not granted such Participation; (ii) such Bank shall act as agent for all Participants; and (iii) any agreement pursuant to which such Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder; and (b) assign any of its Loans and its Loan Commitment, provided that each such assignment shall be in an amount of at least $5,000,000 (unless, after giving effect to such assignment and all other such assignments by such assigning Bank occurring simultaneously or substantially simultaneously therewith, such assigning Bank shall hold no Revolving Credit Commitment or any portion of its Note hereunder). Upon execution and delivery by the assignee to Borrowers of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Loan Commitment and Loans specified in such instrument, and upon consent thereto by Borrower, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower), the obligations, rights and benefits of a Bank hereunder holding the Loan Commitment and Loans (or portions thereof) assigned to it, and such Bank shall, to the extent of such assignment, be released from the Commitment (or portion(s) thereof) so assigned. In each such instance, the assignee Bank shall be entitled to receive substituted Notes in its name. Upon receipt of the substituted Notes, the assignee Bank shall mark the assigned Notes "canceled" and return them to the Company. Upon each such assignment, the assignee shall pay to First Union, as Agent, an assignment fee of $3,500.

     11.5. Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     11.6. Notices. All notices, requests, demands, directions, declarations and other communications between the Banks and the Borrowers provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

     11.7. Sharing of Collections, Proceeds and Set-Offs: Application of
Payments.

     (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Note which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this ss. in relation to the aggregate outstanding Loans of all the Banks. Borrowers agree, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of any Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

     (b) If an Event of Default or Potential Default shall have occurred and be continuing First Union, as Agent, and each Bank and each Borrower agree that all payments on account of the Loans shall be applied by First Union, as Agent, and the Banks as follows:

     First, to First Union, as Agent, for any Agent fees then due and payable under this Agreement until such fees are paid in full;

     Second, to First Union, as Agent, for any fees, costs or expenses (including expenses described in ss. 11.8) incurred by First Union, as Agent, under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by Borrowers or the Banks until such fees, costs and expenses are paid in full;

     Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

     Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from Borrowers until such costs, expenses and fees are paid in full;

     Fifth, to the Banks for their percentage shares of all interest then due and payable from Borrowers until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a); and

     Sixth, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from Borrowers until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a).

     11.8. Expenses; Indemnification. Borrowers will from time to time reimburse First Union, as Agent, promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of its legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, and (iii) the administration of the Loan Documents. Borrowers also will from to time reimburse First Union, as Agent, and each Bank for all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, each Borrower hereby agrees to indemnify, protect and hold First Union, as Agent, each Bank and any holder of any Note and the officers, directors, employees, agents, affiliates and attorneys of First Union, as Agent, each Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by any Borrower or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that Borrowers shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     11.9. Survival of Warranties and Certain Agreements. All agreements, representations and warranties expressly made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in ss.
11.8 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by Borrowers under the Notes or any other Loan Document and the termination of the Loan Commitment of each Bank.

     11.10. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     11.11. Banks' Obligations Several; Independent Nature of Banks' Rights. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Bank pursuant hereto or thereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     11.12. No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Bank to any Borrower.

     11.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. BORROWERS, FIRST UNION AS AGENT AND THE BANKS, EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

     11.14. WAIVER OF JURY TRIAL. BORROWERS, FIRST UNION AS AGENT AND THE BANKS, EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWERS RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS

TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWERS, FIRST UNION AS AGENT AND THE BANKS, EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, FIRST UNION AS AGENT AND THE BANKS, EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.15. Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when First Union, as Agent, shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     11.16. Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     11.17. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or offset.

     11.18. Entire Agreement. This Agreement, the Notes issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


                                           MATLACK (DE), INC.



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE  19899
FAX No. (302) 426-3838
                                           MATLACK, INC.



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE  19899
FAX No. (302) 426-3838

                                           SAFEWAY CHEMICAL TRANSPORTATION, INC.



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.

P.O. Box 8790
Wilmington, DE  19899
FAX No. (302) 426-3838

                                           BRITE-SOL SERVICES, INC.



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE  19899
FAX No. (302) 426-3838

                                           MATLACK LEASING, INC.



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE  19899
FAX No. (302) 426-3838

                                           SUPER SERVICE, INC.



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer

Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE  19899
FAX No. (302) 426-3838

                                           FIRST UNION NATIONAL BANK



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Grainne Pergolini
Vice President
First Union National Bank
Transportation and Equipment Finance Group
FC 1-8-11-24
1345 Chestnut Street
Philadelphia, PA  19101-7618
FAX No. (215) 786-7704



                                           CHASE BANK OF TEXAS, N.A.



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Ken M. Sample
Senior Vice President
Chase Bank of Texas, N.A.
700 Lavaca
2nd Floor
Austin, TX  78701
FAX No. (512) 479-2853

                                           BANKBOSTON, NA



                                           By ______________________________
                                              Name:
                                              Title:
Notices To:
Tony Zhang
Assistant Vice President
BankBoston, NA
Transportation Division
100 Federal Street
Mail Code:  01-08-01
Boston, MA  02110-2016
FAX No. (617) 434-1955



                                           SUNTRUST BANK, ATLANTA



                                           By ______________________________
                                           Name:
                                           Title:


                                           By ______________________________
                                           Name:
                                           Title:
Notices To:
Maria C. Mamilovich
Vice President
SunTrust Bank, Atlanta
711 Fifth Avenue
16th Floor
New York, NY  10022
FAX No. (212) 371-9386

                         Reference Table of Definitions


definition                                                          page defined

Accounts.......................................................................1
Additional Amount.............................................................16
Adjusted LIBO Rate.............................................................1
Advances......................................................................13
Affiliate......................................................................1
Aggregate Loan Commitment.....................................................13
Agreement......................................................................2
Amortization Period............................................................2
Bank...........................................................................1
Banks..........................................................................1
Base Rate......................................................................2
Base Rate Loan.................................................................2
Borrowing Base.................................................................2
Borrowing Base Certificate.....................................................2
Business Day...................................................................2
Change of Control..............................................................2
Code...........................................................................3
Collateral.....................................................................3
Compliance Certificate.........................................................3
Consolidated Net Income........................................................3
Consolidated Net Worth.........................................................3
Consolidated Total Interest Expense............................................3
Contractual Obligation.........................................................3
Current Maturities.............................................................3
Default Rate...................................................................3
Dollars........................................................................3
EBITDA.........................................................................3
Eligible Accounts Receivables..................................................3
Eligible Equipment.............................................................4
Eligible Equipment Subject to Lease............................................4
Eligible Revenue Equipment.....................................................4
Environmental Laws.............................................................4
Equipment......................................................................4
ERISA..........................................................................4
ERISA Affiliate................................................................4
ERISA Event....................................................................5
Event of Default...............................................................5
Federal Funds Rate.............................................................5

First Union....................................................................1
Fiscal Quarter.................................................................5
Fiscal Year....................................................................5
Fixed Charge Coverage Ratio....................................................5
Future Lease Obligations.......................................................5
GAAP...........................................................................5
Generally Accepted Accounting Principles.......................................5
Governmental Authority.........................................................5
Indebtedness...................................................................5
Indemnitees...................................................................43
Intangible Assets..............................................................6
Interest Period................................................................6
Investment.....................................................................6
L/C Obligations................................................................7
Lease..........................................................................6
Lease in Good Standing.........................................................7
Leverage Ratio.................................................................7
LIBO Market Index Rate.........................................................7
LIBO Rate......................................................................7
LIBO Rate Loan.................................................................7
LIBO Rate Margin...............................................................7
Lien...........................................................................7
Loan..........................................................................13
Loan Commitment...............................................................13
Loan Commitment Fee............................................................8
Loan Commitment Percentage.....................................................8
Loan Documents.................................................................8
Loans.........................................................................13
London Business Day............................................................2
Material Adverse Effect........................................................8
Matlack........................................................................2
Multiemployer Plan.............................................................8
Net Book Value of Eligible Revenue Equipment...................................8
Note...........................................................................8
Obligations....................................................................8
Organization Documents.........................................................8
Participants..................................................................41
Participations................................................................41
PBGC...........................................................................8
Pension Plan...................................................................8
Permitted Liens................................................................9
Person.........................................................................9
Plan...........................................................................9
Potential Default..............................................................9

Regulation.....................................................................9
Regulation D..................................................................10
Regulatory Change.............................................................10
Rental and Lease Expense......................................................10
Reportable Event..............................................................10
Request.......................................................................14
Request for Advance...........................................................17
Required Banks................................................................10
Requirement of Law............................................................10
Reserve Percentage............................................................10
Responsible Officer...........................................................10
Revolver Termination Date.....................................................13
Revolving Credit Note.........................................................17
Revolving Credit Notes........................................................17
Revolving Loan Commitment Percentage..........................................15
SEC...........................................................................11
Security Agreement............................................................11
Short Term Advances...........................................................13
Solvent.......................................................................11
Standby Letter of Credit......................................................11
Subordinated Indebtedness.....................................................11
Subsidiary....................................................................11
Tangible Net Worth............................................................11
Unused Fee Percentage.........................................................12
Vehicle.......................................................................12
Wholly-Owned Subsidiary.......................................................12
Year 2000 Problem.............................................................12

                                                                       EXHIBIT A

                       BANKS' COMMITMENTS AND PERCENTAGES


         Bank                                      Commitment        Percentage
         ----                                      ----------        ----------

First Union National Bank                         $22,500,000           30.00%
Transportation and Equipment Finance Group
FC 1-8-11-24
1345 Chestnut Street
Philadelphia, PA  19101-7618
FAX No. (215) 786-7704

Chase Bank of Texas, N.A.                         $12,500,000           16.67%
700 Lavaca
2nd Floor
Austin, TX  78701
FAX No. (512) 479-2853

BankBoston, NA                                    $20,000,000           26.67%
Transportation Division
100 Federal Street
Mail Code:  01-08-01
Boston, MA  02110-2016
FAX No. (617) 434-1955

SunTrust Bank, Atlanta                            $20,000,000           26.67%
711 Fifth Avenue
16th Floor
New York, NY  10022
FAX No. (212) 371-9386

                                                                       EXHIBIT B


                              REVOLVING CREDIT NOTE


$__,000,000                                                     Philadelphia, PA
                                                                August ___, 1998


For Value Received, MATLACK (DE), INC., MATLACK, INC., SAFEWAY CHEMICAL TRANSPORTATION, INC., BRITE-SOL SERVICES, INC., MATLACK LEASING, INC., SUPER SERVICE, INC. (individually a "Borrower" and collectively the "Borrowers"), jointly and severally, hereby promise to pay to the order of ______________ (the "Bank"), in lawful currency of the United States of America in immediately available funds at the offices of First Union National Bank located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Revolver Termination Date or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of ___________ DOLLARS ($__,000,000) or, if less, the then unpaid principal amount of all Loans made by the Bank pursuant to the Credit Agreement.

The Borrowers, jointly and severally, promise also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement.

This Note is one of the Revolving Credit Notes referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated August 19, 1998, by and among the Borrowers and the banking institutions named therein, with First Union National Bank as Agent (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolver Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers jointly and severally hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigned's liability hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.


Note                                                     _________________,_____

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.


Revolving Credit Note                                      Dated August __, 1998

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.


                                        MATLACK (DE), INC.
                                        MATLACK, INC.
                                        SAFEWAY CHEMICAL TRANSPORTATION, INC.
                                        BRITE-SOL SERVICES, INC.
                                        MATLACK LEASING, INC.
                                        SUPER SERVICE, INC.




                                        By ______________________________
                                        Name:
                                        Title:


Revolving Credit Note                                      Dated August __, 1998

                                                                       EXHIBIT C


                                    TERM NOTE

$__,000,000                                                     Philadelphia, PA
                                                                          [date]


For Value Received, MATLACK (DE), INC., MATLACK, INC., SAFEWAY CHEMICAL TRANSPORTATION, INC., BRITE-SOL SERVICES, INC., MATLACK LEASING, INC., SUPER SERVICE, INC. (individually a "Borrower" and collectively the "Borrowers"), jointly and severally, hereby promise to pay to the order of ______________ (the "Bank"), in lawful currency of the United States of America in immediately available funds at the offices of First Union National Bank located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, the principal sum of DOLLARS ($ ,000,000) in equal monthly installments of principal each in the amount of $ due and payable on the first Business Day of each calendar quarter, and a final installment in the amount of principal remaining unpaid which shall be due and payable on _____________ , 19__ .

The Borrowers, jointly and severally, promise also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement.

This Note is one of the Term Notes referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated August 19, 1998, by and among the Borrowers and the banking institutions named therein, with First Union National Bank as Agent (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). This Note is subject to voluntary prepayment and mandatory repayment, in whole or in part, as provided in the Credit Agreement. Any prepayment shall be applied to principal in the inverse order of maturity.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers jointly and severally hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigned's liability hereunder shall include all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

Revolving Credit Note                                      Dated August __, 1998

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.





Term Note                                                          Dated________

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.


                                        MATLACK (DE), INC.
                                        MATLACK, INC.
                                        SAFEWAY CHEMICAL TRANSPORTATION, INC.
                                        BRITE-SOL SERVICES, INC.
                                        MATLACK LEASING, INC.
                                        SUPER SERVICE, INC.




                                        By ______________________________
                                        Name:
                                        Title:






Term Note                                                          Dated _______

                                                                       EXHIBIT D



                           BORROWING BASE CERTIFICATE







Term Note                                                          Dated _______

                                                                       EXHIBIT E




                               SECURITY AGREEMENT



Note                                                         ______________,____

                                                                       EXHIBIT F





                             COMPLIANCE CERTIFICATE

                                                                      SCHEDULE 1


                              DISCLOSURE SCHEDULE